                                                                     EXHIBIT (C)


                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1994-A Monthly Statement

Distribution Date: May 15, 2000                Month Ending:  April 30, 2000

Pursuant to the Series Supplement dated as of December 20, 1994 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.   Payments for the benefit of investors in 1994-A on this Distribution Date (per $1000 of Class Initial Investor Interest)
     ------------------------------------------------------------------------------------------------------------------------

     Series  1994-A                                   Total           Interest           Principal
         Class A      30 days at 6.230702980%      $4.072354889      $4.072354889       $0.000000000

2.   Principal Receivables at the end of April, 2000
     -----------------------------------------------

 (a) Aggregate Investor Interest                        $21,523,752,009.65

     Seller Interest                                     $6,295,079,413.63

     Total Master Trust                                 $27,818,831,423.28

 (b) Group One Investor Interest                        $21,523,752,009.65

 (c) Series 1994-A Investor Interest                     $2,000,000,000.00

 (d) Class A Investor Interest                           $2,000,000,000.00

     Class B Investor Interest                                       $0.00


3.   Allocation of Receivables Collected During April, 2000
     ------------------------------------------------------

                                                     Finance Charge         Principal          Yield Collections /
                                                       Collections         Collections          Additional Funds

 (a) Allocation of Collections between Investors

     and Seller Aggregate Investor Allocation         $327,072,949.53      $2,928,997,829.56            $0.00

     Seller Allocation                                 $96,205,196.76        $861,535,057.68            $0.00

 (b) Group One Allocation                             $327,072,949.53      $2,928,997,829.56            $0.00

 (c) Series 1994-A Allocations                         $30,374,863.06        $272,012,430.52            $0.00

 (d) Class A Allocations                               $30,374,863.06        $272,012,430.52            $0.00

     Class B Allocations                                        $0.00                  $0.00            $0.00




 (e) Principal Collections as a monthly percentage of Master Trust Receivables
     at the beginning of April, 2000                                                    13.41%

 (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
     at the beginning of April, 2000                                                     1.50%

 (g) Total Collections as a monthly percentage of Master Trust Receivables
     at the beginning of April, 2000                                                    14.90%


4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                  Deposits into the   Deficit Amount
                  SPFAs on this            on this            SPFA          Investment
                  Distribution Date   Distribution Date      Balance        Income

     Series 1994-A           $0.00                 0.00         $0.00           $0.00


5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------

                                                                               Total Payments
                         Amount Paid on this          Deficit Amount           through this
                          Distribution Date       on this Distribution Date    Distribution Date

     Series 1994-A                 $0.00                            $0.00             $550,000,000.00


6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                         Deposits into the SIFA
                                         on this Distribution Date       SIFA Balance

     Series 1994-A                               $10,384,504.97                  $0.00


7.   Pool Factors for April, 2000
     ----------------------------

     Class A                                                 0.78431373

     Class B                                                 0.00000000


8.   Investor Charged-Off Amount
     ---------------------------

                                                                     Cumulative Investor
                                          This Distribution Date     Charged-Off Amount

 (a) Group One                           $104,384,477.99                     $0.00

 (b) Series 1994-A                         $9,694,058.25                     $0.00

 (c) Class A                               $9,694,058.25                     $0.00

     Class B                                       $0.00                     $0.00

 (d) As an annualized percentage of
     Principal Receivables at the
     beginning of April, 2000                       5.82%                      N/A

9.   Investor Losses on this Distribution Date
     -----------------------------------------
                                                           Per $1,000 of original
                                                 Total       invested Principal

 (a) Group One                                     $0.00          $0.00

 (b) Series 1994-A                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00


10.  Reimbursement of Investor Losses on this Distribution Date
     ----------------------------------------------------------

                                                          Per $1,000 of original
                                                 Total       invested Principal

 (a) Group One                                     $0.00          $0.00

 (b) Series 1994-A                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00


11.  Aggregate Amount of Unreimbursed Investor Losses
     ------------------------------------------------

                                                             Per $1,000 of original
                                                 Total         invested Principal

 (a) Group One                                     $0.00          $0.00

 (b) Series 1994-A                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00


12.  Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------

 (a) Group One                                            $35,893,463.31

 (b) Series 1994-A                                         $3,333,333.33

 (c) Class A                                               $3,333,333.33

     Class B                                                       $0.00


13.  Class Available Subordinated Amount at the end of the Distribution Date
     -----------------------------------------------------------------------

                                                           As a percentage of
                                              Total      Class A Invested Amount

     Series 1994-A Class B                         $0.00       0.0000%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                                      Shared Amount         Class B Amount

 (a) Maximum Amount                                   $160,000,000.00            $0.00

 (b) Available Amount                                 $160,000,000.00            $0.00

 (c) Amount of Drawings on Credit Enhancement
       on this Distribution Date                                $0.00            $0.00

 (d) Credit Enhancement Fee on this
       Distribution Date                                                    $82,318.76


15.  Delinquency Summary
     -------------------

     Master Trust Receivables Outstanding at the end of April, 2000      $28,251,145,543.94

                                   Delinquent Amount                Percentage of Ending
     Payment Status                 Ending Balance                 Receivables Outstanding

     30-59 days                     $635,309,980.29                         2.25%

     60-179 days                  $1,113,788,928.36                         3.94%


16.  Excess Spread Percentages on this Distribution Date (1)
     -------------------------------------------------------

 (a) Group One (2)                               4.34%

 (b) Series 1994-A (3)                           4.13%


17.  Net Charge-Offs on this Distribution Date (4)
     ---------------------------------------------

     Charge-offs net of recoveries as an annualized percentage of
     Principal Receivables at the beginning of April, 2000          5.00%

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:
                                 -------------------------------------

                                        Vice President
-----------------------------------------


 (1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.


 (2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

 (3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and (b) the sum of
     (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(d)),
     (iii) the Investor Charge-Off Amount (see Item 8(c)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

 (4) For purposes of Allocation to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1994-A Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of December 20, 1994 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1994-A Master Trust Certificates for the Distribution Date occurring on May 15, 2000:

 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during April, 2000
     is equal to                                                                                               $4,213,811,033.53

 4.  The aggregate amount of Class A Principal Collections processed during
     April, 2000 is equal to                                                                                     $272,012,430.52

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during April, 2000 is equal to                                                                               $30,374,863.06

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during April, 2000 is equal to                                                               $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     Date is equal to                                                                                                      $0.00

 7.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                                 $10,384,504.97

 8. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                                            $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                                                      $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                                        $0.00

 9. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of May, 2000.

 Series 1994-A

                           GREENWOOD TRUST COMPANY
                                as Master Servicer

                           By:
                              -------------------------------------
                           Assistant Vice President and Assistant
                           Treasurer